UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2015

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

4655 Great America Parkway
Santa Clara, California		95054
(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code:  (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendment to Existing Senior Secured Multi-Currency Asset-Based Revolving Credit Facility
On June 4, 2015 (the “Closing Date”), Avaya Inc. (the “Company”), the several subsidiary borrowers (the “subsidiary borrowers”) party thereto, Citicorp USA, Inc., as administrative agent, and the lenders party thereto entered into Amendment No. 4 to Credit Agreement (the “ABL Amendment”), pursuant to which the Company’s Amended and Restated Credit Agreement, dated as of October 29, 2012, among the Company, Avaya Holdings Corp. (“Holdings”), the subsidiary borrowers party thereto from time to time, Citicorp USA, Inc., as administrative agent, the lenders party thereto from time to time and the other agents named therein (the “ABL Credit Agreement”), was amended to, among other things, extend the stated final maturity date under the Company’s existing senior secured multi-currency asset-based revolving credit facility (the “Domestic ABL”), increase the sublimit for letter of credit issuances under the Domestic ABL and amend certain of the covenants and other provisions under the ABL Credit Agreement.

Final Maturity. The stated final maturity date under the ABL Credit Agreement has been extended pursuant to the ABL Amendment to be the earlier of (a) June 4, 2020 (the “Original Maturity Date”) and (b) an earlier date determined in accordance with the ABL Amendment if indebtedness under the Company’s senior secured credit facilities and senior secured notes due 2019 (the “2019 senior secured notes”) in excess of $300.0 million in the aggregate that matures prior the Domestic ABL has not been repaid, prepaid, redeemed, replaced, exchanged or otherwise refinanced by a certain date in advance of its stated final maturity date (such date, the “Alternative Maturity Date”).

Letters of Credit. The ABL Amendment amended the ABL Credit Agreement to increase the aggregate amount of letters of credit that may be issued thereunder from $150 million to $200 million.
Mandatory Repayments. If (a) any Specified Event of Default (as defined in the ABL Amendment, each, a “Domestic Specified Event of Default”) has occurred and is continuing, (b) aggregate borrowing capacity under the Domestic ABL and the foreign senior secured multi-currency asset-based revolving credit facility described below (the “Foreign ABL” and, collectively with the Domestic ABL, the “ABL Facilities”) is under certain specified thresholds for five consecutive business days or (c) borrowing capacity under the Domestic ABL is under certain specified thresholds for five consecutive business days (each of the events described in clauses (a), (b) and (c), a “Cash Dominion Event”), the Company and the subsidiary borrowers will be required to deposit cash from specified deposit accounts daily in a collection account maintained with the administrative agent under the Domestic ABL, which will be used to repay outstanding loans and cash collateralize letters of credit under the Domestic ABL, until, subject to certain exceptions, the time when (I) no Domestic Specified Event of Default is continuing and (II) aggregate borrowing capacity under the ABL Facilities and borrowing capacity under the Domestic ABL exceed certain specified thresholds for twenty consecutive days following the most recent Cash Dominion Event.
Certain Covenants and Events of Default. The ABL Amendment modified the covenants under the ABL Credit Agreement to, among other things, add a springing Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) covenant to replace a provision in the ABL Credit Agreement that would have limited the Company’s ability to borrow under the Domestic ABL if excess availability under the Domestic ABL was less than $33.5 million at any time unless its pro forma Fixed Charged Coverage Ratio was at least 1.00 to 1.00. Pursuant to the ABL Amendment, from the time when (a) any Domestic Specified Event of Default has occurred and is continuing, (b) aggregate borrowing capacity under the ABL Facilities is less than certain specified thresholds or (c) excess availability under the Domestic ABL is less than certain specified thresholds (each of the events described in clauses (a), (b) and (c), a “Liquidity Event”), until the time when (I) no Domestic Specified Event of Default is continuing and (II) aggregate borrowing capacity under the ABL Facilities and borrowing capacity under the Domestic ABL exceed certain specified thresholds for twenty consecutive days following the most recent Liquidity Event, the ABL Credit Agreement requires the Company to maintain a Fixed Charge Coverage Ratio tested on the last day of each fiscal quarter of at least 1.00 to 1.00. The breach of this covenant is subject to certain equity cure rights.

The ABL Amendment modified the covenants in the ABL Credit Agreement limiting the incurrence of unsecured or subordinated debt; dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of our subordinated indebtedness, to permit the restricted actions in an unlimited amount, so long as no Event of Default shall have occurred and be continuing and (a) either (x) pro forma aggregate borrowing capacity under the ABL Facilities exceeds certain specified thresholds, or (y)(i) pro forma aggregate borrowing capacity under the ABL Facilities exceeds certain specified thresholds that are lower than those specified in the preceding clause (a)(x) and (ii) the pro forma Fixed Charge Coverage Ratio for the four-fiscal quarter period then most recently ended is not less than 1.00 to 1.00, and (b) pro forma borrowing capacity under the Domestic ABL is in excess of certain specified thresholds.

The ABL Amendment amended the events of default and remedy provisions under the ABL Credit Agreement to provide for a cross-default to the Foreign ABL and to provide that the commitments under the Domestic ABL will terminate automatically if the commitments under the Foreign ABL are terminated.
Foreign Senior Secured Multi-Currency Asset-Based Revolving Credit Facility
Overview. Certain of the Company’s foreign subsidiaries, Avaya Canada Corp. (the “Canadian Borrower”), Avaya UK (the “UK Borrower”), Avaya International Sales Limited (the “Irish Borrower”), Avaya Deutschland GmbH (“Avaya Deutschland”) and Avaya GmbH & Co. KG (“Avaya GmbH”, and collectively with Avaya Deutschland, the “German Borrowers,” and the German Borrowers, collectively with each of the Canadian Borrower, the UK Borrower and the Irish Borrower, the “Foreign Borrowers”), and Avaya UK Holdings Limited, Avaya Holdings Limited, Avaya Germany GmbH, Avaya Verwaltungs GmbH and Tenovis Telecom Frankfurt GmbH & Co. KG (collectively, the “Foreign Guarantors”), entered into a credit agreement (the “Foreign ABL Credit Agreement”) and related security and other agreements, dated as of the Closing Date, for the Foreign ABL with Citibank, N.A., as administrative agent, the other lenders party thereto and the other agents and parties thereto.
The Foreign ABL provides senior secured financing of up to $150 million, subject to availability under the respective borrowing bases of the Foreign Borrowers. The total borrowing base for all Foreign Borrowers at any time equals the sum of (i) 85% of eligible accounts receivable of the Foreign Borrowers, plus (ii) 85% of the net orderly liquidation value of eligible inventory of the Canadian Borrower and the Irish Borrower, subject to certain reserves and other adjustments. The Foreign ABL includes borrowing capacity available for letters of credit and for Canadian or European swingline loans, and is available in Euros, Canadian dollars and British pound sterling in addition to U.S. dollars. There are currently no borrowings or letters of credit outstanding under the Foreign ABL.
Under the Foreign ABL Credit Agreement the Foreign Borrowers have the right to request up to $30 million of additional commitments. The lenders under the Foreign ABL are not under any obligation to provide any such additional commitments, any increase in commitments is subject to certain conditions precedent and any borrowing in respect of such increased commitments would be subject to the borrowing base under the Foreign ABL at such time.
Amortization and Final Maturity. There is no scheduled amortization under the Foreign ABL. The stated final maturity date under the Foreign ABL Credit Agreement is the earlier of (a) the Original Maturity Date and (b) the Alternative Maturity Date.
Interest Rate and Fees. Borrowings under the Foreign ABL bear interest at a rate per annum equal to, at the Foreign Borrowers’ option depending upon the currency and type of the applicable borrowing, (a) a base rate determined by reference to the highest of (1) the prime rate of Citibank, N.A., (2) the federal funds effective rate plus 0.50% and (3) the sum of 1.00% plus the LIBOR rate for a thirty day interest period as determined on such day, (b) a Canadian prime rate determined by reference to the higher of (1) the base rate of Citibank, N.A., Canadian branch, and (2) the sum of 1.00% plus the CDOR rate for a thirty day interest period as determined on such day, (c) a LIBOR rate, (d) a

CDOR Rate, (e) a EURIBOR rate or (f) an overnight LIBOR rate, in each case plus an applicable margin. The initial applicable margin for borrowings under the Foreign ABL on the Closing Date is equal to (1) 0.75% per annum with respect to base rate and Canadian prime rate borrowings and (2) 1.75% per annum with respect to LIBOR, CDOR or EURIBOR borrowings. The applicable margin for borrowings under the Foreign ABL is subject to a step down based on average historical excess availability under the Foreign ABL. Swingline loans bear interest at a rate per annum equal to, in the case of swingline loans to the Canadian Borrower, the base rate if denominated in Dollars or the Canadian prime rate if denominated in Canadian dollars and, in the case of swingline loans to the UK Borrower, the Irish Borrower or the German Borrowers, the base rate if denominated in Dollars or the overnight LIBOR rate if denominated in Euros or British pound sterling.
In addition to paying interest on outstanding principal under the Foreign ABL, the Foreign Borrowers are required to pay a commitment fee of 0.25% per annum in respect of the unutilized commitments thereunder. The Foreign Borrowers must also pay customary letter of credit fees equal to the applicable margin on LIBOR, CDOR and EURIBOR loans and agency fees.
Mandatory Repayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit (the “Revolving Credit Exposure”) under the Foreign ABL exceeds the aggregate amount of revolving credit commitments thereunder or the total borrowing base, or the Revolving Credit Exposure of the applicable Foreign Borrower(s) exceeds the respective borrowing base with respect to such Foreign Borrower(s) under the Foreign ABL, then the applicable Foreign Borrower(s) are required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount at least equal to such excess, with no reduction of the commitment amount.
If (a) any Specified Event of Default (as defined in the Foreign ABL Credit Agreement, each, a “Foreign Specified Event of Default”) has occurred and is continuing, (b) aggregate borrowing capacity under the ABL Facilities is under certain specified thresholds for five consecutive business days or (c) borrowing capacity under the Foreign ABL is under certain specified thresholds for five consecutive business days (each of the events described in clauses (a), (b) and (c), a “Foreign Cash Dominion Event”), the Foreign Borrowers will be required to deposit cash from specified deposit accounts daily in a collection account maintained with the administrative agent under the Foreign ABL, which will be used to repay outstanding loans and cash collateralize letters of credit under the Foreign ABL, until, subject to certain exceptions, the time when (I) no Foreign Specified Event of Default is continuing and (II) aggregate borrowing capacity under the ABL Facilities and borrowing capacity under the Foreign ABL exceed certain specified thresholds for twenty consecutive days following the most recent Foreign Cash Dominion Event.
Voluntary Repayments. The unutilized portion of the commitment amount may be reduced and outstanding loans may be repaid at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR, CDOR and EURIBOR loans.
Guarantees and Security. All obligations under the Foreign ABL are unconditionally guaranteed, subject to certain limitations, (i) by each Foreign Borrower and each Foreign Guarantor and (ii) on an unsecured basis, by the Company and the Company’s existing wholly-owned domestic subsidiaries, subject to certain agreed-upon exceptions. The obligations of the Foreign Borrowers under the Foreign ABL are secured by (x) first-priority security interests over substantially all of the present and after-acquired assets of each Foreign Borrower, including pledges of all the equity interests held by each Foreign Borrower in any wholly-owned material foreign subsidiary located in Canada, Germany, Ireland or the United Kingdom (in each case, with certain agreed-upon exceptions) and (y) first-priority pledges of all the equity interests of each Foreign Borrower owned by a Foreign Guarantor.

Certain Covenants and Events of Default. The Foreign ABL contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur or guarantee additional debt and issue or sell certain preferred stock;

•	pay dividends on, redeem or repurchase our capital stock;

•	make certain acquisitions or investments;

•	incur or assume certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company;

•	transfer or otherwise dispose of assets;

•	redeem subordinated debt;

•	incur obligations that restrict the ability of our subsidiaries to make dividends or other payments to us; and

•	create or designate unrestricted subsidiaries.

The covenants limiting the incurrence of unsecured or subordinated debt; dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of our subordinated indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, so long as no Event of Default shall have occurred and be continuing and (a) either (x) pro forma aggregate borrowing capacity under the ABL Facilities exceeds certain specified thresholds, or (y)(i) pro forma aggregate borrowing capacity under the ABL Facilities exceeds certain specified thresholds that are lower than those specified in the preceding clause (a)(x) and (ii) the pro forma Fixed Charge Coverage Ratio for the four-fiscal quarter period then most recently ended is not less than 1.00 to 1.00, and (b) pro forma borrowing capacity under the Foreign ABL is in excess of certain thresholds.
From the time when (a) any Foreign Specified Event of Default has occurred and is continuing, (b) aggregate borrowing capacity under the ABL Facilities is under certain specified thresholds or (c) borrowing capacity under the Foreign ABL is under certain specified thresholds (each of the events described in clauses (a), (b) and (c), a “Foreign Liquidity Event”), until the time when (I) no Foreign Specified Event of Default is continuing and (II) aggregate borrowing capacity under the ABL Facilities and borrowing capacity under the Foreign ABL exceed certain specified thresholds for twenty consecutive days following the most recent Foreign Liquidity Event, the Foreign ABL Credit Agreement requires the Company to maintain a Fixed Charge Coverage Ratio tested on the last day of each fiscal quarter of at least 1.00 to 1.00. The breach of this covenant is subject to certain equity cure rights.
The Foreign ABL also contains certain customary affirmative covenants and events of default, including a cross-default to the Domestic ABL. The Foreign ABL Credit Agreement provides that the commitments under the Foreign ABL will terminate automatically if the commitments under the Domestic ABL are terminated.

The foregoing description of the ABL Amendment, the Foreign ABL Credit Agreement and the transactions related thereto does not purport to be comprehensive and is qualified in its entirety by reference to the full text of the ABL Amendment and the Foreign ABL Credit Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 8.01 Other Events
In addition, on June 5, 2015, the Company permanently reduced the revolving credit commitments under the Company’s senior secured multi-currency revolver from $200 million to $18 million and all letters of credit outstanding under the senior secured multi-currency revolver were transferred to, and are now outstanding under, the Domestic ABL.
Item 9.01 Financial Statements and Exhibits

Exhibit	Exhibit Name

10.1	Amendment No. 4 to Credit Agreement, dated as of June 4, 2015, among Avaya Inc., the subsidiary borrowers party thereto, Citicorp USA, Inc., as administrative agent, and the lenders party thereto.
10.2

Credit Agreement, dated as of June 4, 2015, among Avaya Canada Corp., Avaya UK, Avaya International Sales Limited, Avaya Deutschland GmbH and Avaya GmbH & Co., KG, Citibank, N.A., as administrative agent and letter of credit issuer, Citibank, N.A., Canadian Branch, as Canadian swing line lender, Citibank, N.A., London branch, as European swing line lender, the other lenders party thereto, Wells Fargo Bank, National Association, as syndication agent, Bank of America, N.A., as documentation agent, and Citigroup Global Markets, Inc., Bank of America, N.A., and Wells Fargo Bank, National Association, as joint lead arrangers and joint bookrunners.

Forward-Looking Statements
This current report on Form 8-K contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or the negative thereof or other variations thereon or comparable terminology and include statements about our anticipated capital structure transaction the Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.
Date: June 10, 2015	By:	/s/ John P. Sullivan
	Name:	John P. Sullivan
	Title:	Vice President and Corporate Treasurer